                                                                EXHIBIT 10.100

                                      LEASE

         THIS LEASE (this "Lease") is made as of July _____, 1996 (the "Effective Date"), by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("Lessor"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and DENAMERICA CORP., a Georgia corporation ("Lessee"), whose address is 7373 North Scottsdale Road, Scottsdale, Arizona 85253.

                              W I T N E S S E T H :

         THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

         1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

         "Adjustment Date" means November 30, 2000, and on every fifth anniversary of such date during the Lease Term.

         "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting securities or otherwise.

         "Annual Percentage Rental" means 6% of Lessee's Gross Sales arising from business conducted on the Premises for the applicable Lease Year in excess of an amount equal to 105% of Lessee's Gross Sales arising from business conducted on the Premises for the fiscal year ending April 5, 1996, provided that if the Premises was not open for business during the full fiscal year ending April 5, 1996, Annual Percentage Rental means 6% of Lessee's Gross Sales arising from business conducted on the Premises (whether arising from Lessee's business conducted on the Premises or from the business conducted on the Premises by Lessee's predecessor) for the applicable Lease Year in excess of an amount equal to 105% of such Lessee's Gross Sales for the first twelve months of business operations at the Premises.

         "Base Annual Rental" means, on the Effective Date, $____________________, provided that such amount shall be adjusted on each Adjustment Date. On each Adjustment Date, the then current Base Annual Rental shall be recomputed to an amount equal to the Minimum Purchase Price then in effect multiplied by the Rental Factor then in effect, with the applicable resulting product constituting the Base Annual Rental due and payable until the next Adjustment Date.

         "Base Monthly Rental" means an amount equal to 1/12 of the applicable Base Annual Rental.

         "Borrower" means LH Leasing Company, Inc., an Arizona corporation, or its successor.

         "Capital Leases" means any lease or leases of any property (whether real, personal or mixed) which lease would, in conformity with generally accepted accounting principles consistently applied, be required to be accounted for as a capital lease.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, and (iv) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles consistently applied, recorded as Capital Leases.

         "Equipment" means all of the appliances, furniture, fixtures, equipment and other personal property owned by Lessee and situated on or at the Premises and used in connection with the operation of a Black-eyed Pea restaurant at the Premises.

         "Equipment Lease" means the Equipment Lease dated as of the date of the Sale and Lease Agreement, between Borrower, as lessor, and Lessee, as lessee, with respect to certain equipment.

         "Fixed Charge Coverage Ratio" means, with respect to the fiscal year of Lessee immediately preceding the time of determination, a fraction (a) the numerator of which is equal to (i) the Net Income of Lessee allocable to such period, plus (ii) depreciation and amortization allowances and charges of Lessee allocable to such period, as determined in accordance with generally accepted accounting principles consistently applied, plus (iii) Interest Expense of Lessee allocable to such period, plus (iv) payments under Capital Leases made by Lessee allocable to such period, and (b) the denominator of which is equal to
(i) the sum of the current maturities of long term Debt of Lessee allocable to such period, and the current maturities of any Capital Leases of Lessee allocable to such period, plus (ii) Interest Expense of Lessee allocable to such period.

         "Franchisor" means Black-eyed Pea U.S.A., Inc., a Texas corporation, or its successor.

         "Interest Expense" means, for any period, the sum of all cash interest paid or due and owing in respect of all Debt during such period (including interest attributable to Capital Leases in accordance with generally accepted accounting principles consistently applied), as determined in accordance with generally accepted accounting principles consistently applied.

         "Lease Term" shall have the meaning described in Section 3.

         "Lease Year" means the 12-month period commencing on the first day of the calendar year or any other 12-month period as may be approved in writing by Lessor after the commencement of the Lease Term and each successive 12-month period thereafter.

         "Lessee's Gross Sales" means all sales or other income arising from all business which is conducted at the Premises, less (i) goods returned to sources, or transferred to another store or warehouse owned by or affiliated with Lessee solely for the convenience of Lessee and not for the purpose of consummating a sale made in, at or from the Premises; (ii) the amount of credit for discounts and allowances; (iii) cash or credit refunds made to customers in the ordinary course of business, but this exclusion shall not include any amount paid or payable for what are commonly referred to as trading stamps; (iv) sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of merchandise or services and collected from customers; (v) proceeds from the sale of Lessee's trade fixtures or equipment; (vi) proceeds from the sale of franchises; (vii) service charges collected by Lessee from customers and invitees for the benefit of employees in lieu of tips and/or gratuities; (viii) gratuities; (ix) employee discount or employee coupons; (x) sales tax; and (xi) any amounts received from not-for-profit sales of all non-food items in connection with promotional campaigns, if any.

         "Loan Agreement" means the Loan Agreement between Borrower and Lessor dated as of the date hereof with respect to a loan made by Lessor to Borrower.

         "Loan Operative Documents" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Material Adverse Effect" means, with respect to (i) Lessee, a material adverse effect on the business, operations, assets, or financial condition of Lessee, (ii) the Premises, a material adverse effect on the business, operations, assets, financial or physical condition of the Premises, and/or
(iii) the Equipment, or any portion thereof, a material adverse effect on the business, operations, assets, financial or physical condition of the Equipment located on or at the Premises if such effect could reasonably be expected to materially impair the ability of Lessee or Sublessee to conduct business activities on or at the Premises with respect to the operation of a Black-eyed Pea restaurant.

         "Memorandum of Lease" means the memorandum of lease provided in Section 48 to be executed and delivered by Lessor and Lessee with respect to this Lease, and recorded in the county and state in which the Premises are located.

         "Minimum Purchase Price" means $_______________________________.

         "Monthly Rental" means the sum of the Annual Percentage Rental if any, and the Base Monthly Rental.

         "Net Income" means, with respect to any period, the net income or net loss for such period (before provision or benefit for income taxes or charges equivalent to income taxes allocable to such period but after provision for reasonable corporate overhead expense), as determined in accordance with generally accepted accounting principles consistently applied.

         "Other Agreements" means the Sale and Lease Operative Documents (except this Agreement), the Equipment Lease and any and all agreements, leases, loan agreements, documents, assignments, instruments, promissory notes, mortgages, deeds of trust, and indemnities (other than the remaining Loan Operative Documents) entered into, now and hereafter, between (or by) (a) Lessee or any Affiliate of Lessee, and (or for the benefit of) (b) Lessor or any Affiliate of Lessor.

         "Other Leases" means all of the leases dated as of the date hereof between Lessor and Lessee entered into pursuant to the terms and conditions of the Sale and Lease Agreement (other than this Lease).

         "Person" or "Persons" means, as the context requires, any individual, corporation, trust, partnership, limited liability company, unincorporated organization, governmental authority or any other form of entity.

         "Premises" means the parcel or parcels of real estate located in _________________, County, __________________, legally described in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

         "Rental Factor" means, on the Effective Date, ten and one-half percent (10.5%), as such Rental Factor shall be subject to adjustment on each Adjustment Date. On each Adjustment Date, the Rental Factor then in effect shall be redetermined and reset to an amount equal to the greater of (i) 10.5%, or (ii) the United States Treasury Rate, plus four percent (4%), provided that in no event shall the Rental Factor determined on any Adjustment Date exceed twelve and one-half percent (12.5%).

         "Sale and Lease Agreement" means the Sale and Lease Agreement dated as of the date hereof, between Lessor, as buyer, and Sellers pertaining to the sale and purchase of certain parcels of real property and improvements described therein, together with all of the exhibits, agreements, documents and instruments entered into or executed in connection with the transactions contemplated by the Sale and Lease Agreement.

         "Sale and Lease Closing Date" means the date on which the closing of the transactions contemplated by the Sale and Lease Agreement is consummated.

         "Sale and Lease Operative Documents" means the Sale and Lease Agreement, together with all of the documents, instruments, deeds, leases, memoranda of leases, including the Memorandum of Lease, UCC financing statements, agreements, affidavits, notices, certifications and estoppels defined in the Sale and Lease Agreement or executed in connection with the transaction contemplated by the Sale and Lease Agreement (other than the Loan Operative Documents).

         "Sellers" shall have the meaning set forth in Section 1 of the Sale and Lease Agreement.

         "Sublessee" means any partnership, corporation, limited liability company or other entity which is wholly owned, directly or indirectly, by Lessee.

         "Sublease" means a sublease agreement (in form and substance reasonably acceptable to Lessor) entered into between Lessee, as sublessor, and Sublessee relative to the subleasing of the Premises in accordance with the terms and conditions of Section 26.

         "United States Treasury Rate" means the rate per annum equal to the weekly average yield on United States Treasury Securities--Constant Maturity Series issued by the United States Government for a five-year term, rounded upward to the nearest one-tenth (1/10) of one percent (1%), published on the date that is prior to, and nearest, the applicable Adjustment Date by The Board of Governors of the United States Federal Reserve System.

         "UCC-1 Financing Statements" means the UCC-1 Financing Statements executed by Lessee, as debtor, for the benefit of Lessor, as secured party, in accordance with Section 30.

         2. DEMISE OF PREMISES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Premises.

         3. LEASE TERM. The Lease Term shall commence as of the Effective Date and shall expire on that date that is twenty (20) years after the Effective Date, unless terminated sooner as provided in this Lease and as may be extended for two periods of five years each as set forth in Section 27 below. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

         4. RENTAL AND OTHER PAYMENTS. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the applicable Base Monthly Rental.

         B. Commencing on the fifteenth day of the first month following the end of the first Lease Year during which Annual Percentage Rental is due and payable, and on or before the fifteenth day of each year for which Annual Percentage Rental is due thereafter, Lessee shall pay Lessor the Annual Percentage Rental, and contemporaneous with such payment Lessee shall furnish to Lessor a written statement reasonably satisfactory to Lessor, which Lessee shall warrant and certify to be true, complete and correct, setting forth Lessee's Gross Sales arising from business conducted on the Premises for such year.

         Within 30 days after the end of each Lease Year, Lessee shall furnish to Lessor a written statement setting forth for that previous Lease Year the Base Monthly Rental and the Annual Percentage Rental actually paid, Lessee's Gross Sales arising from business conducted on the Premises and the Annual Percentage Rental payable.

         For any partial year between the commencement of the Lease Term and the beginning of the next Lease Year and the beginning of the last Lease Year and the end of the Lease Term, calculation of the Base Annual Rental and the Annual Percentage Rental shall be prorated on the basis of the ratio of the number of days in such partial year to 365.

         C. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

         5. REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor represents and warrants to Lessee as follows:

                  A. Organization, Authority and Status of Lessor. (i) Lessor has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessor of this Lease and the other documents, instruments and agreements provided for herein. Lessor is not a "foreign corporation" as such term is defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessor's United States tax identification number is 86-0765661.

                  (ii) The person who has executed this Lease on behalf of Lessor is duly authorized so to do.

                  B. Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms.

                  C. Good Standing. Lessor is in good standing under the laws of its state of incorporation.

         6. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied upon such representations and warranties. Lessee represents and warrants to Lessor as follows:

                  A. Organization, Authority and Status of Lessee. (i) Lessee has been duly incorporated, is validly existing and in good standing under the laws of its state of incorporation, and is qualified as a foreign corporation to do business in the jurisdiction where the Premises is located and in any other jurisdiction where such qualification is required, where such failure to so qualify might reasonably be expected to result in a Material Adverse Effect. All necessary corporate action has been taken by Lessee to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

                  (ii) The persons who have executed this Lease on behalf of Lessee are duly authorized to do so.

                  B. Enforceability. This Lease, the Memorandum of Lease, the UCC-1 Financing Statements and all other documents, agreements and instruments required by this Lease and the Sale and Lease Agreement to be executed and delivered by Lessee constitute the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and general principles of equity.

                  C. Litigation. Except as set forth on Exhibit B attached hereto, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Lessee before any court, arbitrator, or administrative or governmental body which, if adversely determined, might reasonably be expected to result in any Material Adverse Effect.

                  D. Absence of Breaches or Defaults. Lessee is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result, in any breach of or default under any other document, instrument or agreement to which Lessee is a party or by which Lessee or the Premises is subject or bound, where such breach or default might reasonably be expected to result in a Material Adverse Effect.

                  E. Licenses and Permits. Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner where the failure to so obtain such licenses and permits might reasonably be expected to result in a Material Adverse Effect.

                  F. Financial Condition; Information Provided to Lessor. The financial statements, all financial data and all other documents and information heretofore delivered to Lessor by or with respect to Lessee and/or the Premises in connection with this Lease and/or relating to Lessee and/or the Premises are true, correct and complete in all material respects, and there have been no amendments to such financial statements, financial data and other documents and information since the date such financial statements, financial data, documents and other information were prepared or delivered to Lessor, and no material adverse change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Lessor.

                  G. Franchise Rights. Franchisor owns all of the rights and privileges relative to the franchise rights associated with Black-eyed Pea restaurants, including, without limitation, any and all trade secrets, tradenames and trademarks relative thereto (collectively, the "Franchise Rights"), free and clear of any and all rights, liens, interests, claims, and encumbrances, except for the rights and privileges granted to Franchisor's approved franchisees, and subject to the security interest granted by Franchisor to Banque Paribas, as agent. Lessee or Sublessee has the right to operate the Premises as a Black-eyed Pea restaurant during the Lease Term and any extension thereof.

                  H. Utilities. As of the Effective Date, the Premises will be served by public utilities which are adequate for the current use of the Black-eyed Pea restaurant located on the Premises and all utility connection fees and use charges will have been paid when due.

                  I. Area Development; Wetlands. As of the Effective Date, neither Lessee nor Sublessee has received notice of the commencement of any condemnation or eminent domain proceedings affecting the Premises and, to the best knowledge of Lessee and Sublessee, no such proceedings are contemplated. To the best knowledge of Lessee and Sublessee, the area where the Premises is located has not been declared blighted by any governmental authority. The Premises is not designated by any applicable federal, state and/or local governmental authority as wetlands.

                  J. Licenses and Permits; Access. On or prior to the Effective Date, Lessee shall have obtained, or shall have caused Sublessee to obtain, all required licenses and permits, both governmental and private, to use and operate the Premises and the Equipment in the intended manner, where the failure to so obtain such licenses and permits might reasonably be expected to result in a Material Adverse Effect. There are adequate rights of access to public roads and ways available to the Premises to permit utilization of the Premises for its intended purpose and all such public roads and ways have been completed and dedicated to public use.

                  K. Condition of the Premises. As of the Effective Date, the Premises, including the Equipment located thereon, is constructed and manufactured of good workmanship and materials, fully equipped and operational, in good condition and repair, normal wear and tear excepted, free from material structural defects, reasonably clean, orderly and sanitary, safe, well-lit, landscaped, decorated and well-maintained.

                  L. Environmental. Based on Lessee's review of the environmental reports described in Section 11.E of the Sale and Lease Agreement that relate to the Premises (the "Environmental Reports"), Lessee is familiar with the present use of the Premises. Except as to the matters set forth in the Environmental Reports, and to the best knowledge of Lessee and Sublessee (i) no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on the Premises, except in compliance with all applicable Environmental Laws, and no Release or Threatened Release has occurred at or on the Premises; (ii) the activities, operations and business undertaken on, at or about the Premises, including, but not limited to, any past or ongoing alterations or improvements at the Premises, are and have been at all times, in compliance with all Environmental Laws; (iii) no further action is required to remedy any Environmental Condition or violation of, or to be in material compliance with, any Environmental Laws, and no lien has been imposed on the Premises in any federal, state or local governmental or quasi-governmental entity in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off the Premises.

                  There is no pending or threatened litigation or proceeding before any court, administrative agency or governmental body in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release on or at the Premises of any Hazardous Materials, and neither Lessee nor Sublessee has any knowledge of any facts which would give rise to any such action, nor has Lessee or Sublessee (a) received any notice (and neither Lessee nor Sublessee has any actual knowledge) that any governmental or quasi-governmental authority or any employee or agent thereof has determined or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with the Premises or that there exists a presence, Release, Threatened Release of any Hazardous Materials on or at the Premises in violation of any applicable Environmental Laws, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials at or on the Premises; (b) received any notice under the citizen suit provision of any Environmental Law in connection with the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

                  M. Title to the Premises. Immediately prior to the Effective Date, title to the Premises was vested in Sublessee. On the Effective Date, Lessee shall have caused Sublessee to convey title to the Premises to Lessor, free and clear of all liens, encumbrances, restrictions, covenants, charges and security interests of any nature whatsoever, except as otherwise specifically shown on the conveyance instrument pursuant to which Lessor acquired title to the Premises (the "Permitted Exceptions").

                  N. No Other Agreements and Options. Neither Lessee nor Sublessee nor the Premises are subject to any obligation or agreement, including, but not limited to, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent Sublessee from conveying title to the Premises to Lessor or which could or would impair the ability of Lessor or Lessee to enter into this Lease or which would bind Lessor, other than the Permitted Exceptions, subsequent to the execution and delivery of this Lease by Lessor and Lessee.

                  O. No Mechanics' Liens. As of the Effective Date, there are no mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on the Premises, and, to the best of knowledge of Lessee and Sublessee, there are no delinquent outstanding accounts payable which could result in the filing or assertion of a mechanic's or materialman's lien relative to work performed, materials furnished or services provided to, or for the benefit of, the Premises; no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the Effective Date, which will not have been fully paid for on or before the Effective Date or which might provide the basis for the filing of such liens against the Premises; Lessee shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Premises prior to the Effective Date; and Lessee shall, and does hereby agree to, defend, indemnify and forever hold Lessor harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to the Premises.

                  P. Approvals and Consents. As of the Effective Date, Lessee shall have obtained, or shall have caused Sublessee to obtain, all consents, approvals and authorizations required to be obtained in connection with the conveyance of the Premises by Sublessee to Lessor and the leasing of the Premises by Lessor to Lessee pursuant to this Lease.

                  Q. Equipment. Immediately prior to the Effective Date, title to the Equipment was vested in Sublessee. On the Effective Date, Lessee shall have caused Sublessee to transfer title to the Equipment to Lessee, free and clear of all liens, encumbrances, and security interests of any nature whatsoever, including landlord, possessory and contractual liens, except for the landlord's lien and first-priority security interest granted in favor of Lessor pursuant to Section 30 and the Uniform Commercial Code ("UCC") security interest granted in favor of Banque Paribas, as agent. As of the Effective Date, the UCC security interest in favor of Banque Paribas, as agent, will be junior and subordinate to Lessor's landlord's lien and first-priority security interest granted pursuant to Section 30. From and after the Effective Date, Lessor shall have a landlord's lien and perfected first-priority security interest on the Equipment located at the Premises pursuant to this Lease, which landlord's lien and security interest will be senior and superior to any lien or security interest in favor of Banque Paribas, as agent. The Equipment consists of all of the appliances, furniture, fixtures, equipment and other personal property reasonably necessary or required to operate the Premises in the intended manner as a Black-eyed Pea restaurant, and no additional Equipment is needed or required.

         7. RENTALS TO BE NET TO LESSOR. The Base Annual Rental and the Annual Percentage Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be performed and paid by Lessee.

         8. TAXES AND ASSESSMENTS. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against or imposed upon the Premises during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, except Lessor's income taxes, including without limitation, the following:

                  A. All taxes and assessments upon the Premises or any part thereof and upon any personal property, trade fixtures and improvements located on the Premises, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

                  B. All taxes, charges, license fees and or similar fees imposed by reason of the use of the Premises by Lessee; and

                  C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease.

         All taxing authorities shall be instructed to send all tax and assessment invoices to Lessor. After recording the information on such invoices, Lessor shall forward such invoices to Lessee for payment. Within 30 days after each tax and assessment payment is required by this Section to be paid, Lessee shall provide Lessor with evidence satisfactory to Lessor that such payment was made in a timely fashion. Lessee may in good faith seek a refund, rebate or abatement of any tax levied in connection with the Premises but only if Lessor has approved of the arrangements for paying such tax prior to it becoming a lien on the Premises, which approval should not be unreasonably withheld or delayed.

         9. UTILITIES. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

         10. INSURANCE. Throughout the Lease Term Lessee shall maintain at its sole expense the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may reasonably require from time to time:

                  A. "All risks" property insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), plate glass breakage, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement and such other risks as Lessor may reasonably require, insuring the Premises and all improvements thereon for not less than 100% of their full insurable replacement cost.

                  B. Comprehensive general liability and property damage insurance, including a products liability clause, covering Lessor and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor and Lessee against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under Section 17 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance reasonably satisfactory to Lessor.

                  C. State Worker's Compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor may from time to time reasonably require and such other insurance as may be necessary to comply with applicable laws, except for the State of Texas where Lessee may self insure for the first $150,000.00 of State Worker's Compensation; provided, however, that Lessee shall obtain insurance coverage for all incidents and matters in excess of $150,000.00 per injury and occurrence in the State of Texas.

                        All insurance policies shall:

                        (i) Provide for a waiver of subrogation by the insurer
                            as to claims against Lessor, its employees and agents;

                        (ii) Provide that such insurance cannot be unreasonably
                             cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

                        (iii) Provide that any "no other insurance" clause in
                              the insurance policy shall exclude any policies of insurance maintained by Lessor and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor;

                           (iv) Contain a standard without contribution mortgage
                  clause endorsement in favor of any lender designated by Lessor;

                           (v) Provide that the policy of insurance shall not be
                  terminated, cancelled or substantially modified without at least 30 days' prior written notice to Lessor and to any lender covered by any standard mortgage clause endorsement;

                           (vi) Provide that the insurer shall not have the
                  option to restore the Premises if Lessor elects to terminate this Lease in accordance with the terms hereof; and

                           (vii) Be issued by insurance companies licensed to do
                  business in the state in which the Premises is located and which are rated A:VI or better by Best's Insurance Guide or are otherwise approved by Lessor.

         It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall designate Lessor and any mortgagee of Lessor as additional insureds as their interests may appear and shall be payable as set forth in Section 19 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any lender designated by Lessor certificates of insurance or, upon Lessor's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times.

         11. TAX AND INSURANCE IMPOUND. Upon the occurrence of a default under this Lease by Lessee, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Lessor will reasonably estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any Federal or State agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. During the continuance of an event of default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

         12. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by wire or other means directly from Lessee's bank account to such account as Lessor may designate. Any delinquent payment (that is, any payment not made within 10 calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the rate of 15% per annum, which interest rate shall accrue from the date such payment was due, but in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

         13. USE. At all times during the Lease Term, Lessee shall use the Premises solely for the operation of a Black-eyed Pea restaurant or other use as reasonably approved by Lessor in accordance with the standards of operations then in effect which are imposed by Franchisor on its franchisees on a system-wide basis and for no other purpose. Lessee shall not permit any third party to occupy, operate or manage the Premises without Lessor's consent to be given or withheld in accordance with Section 26. Lessee shall occupy the Premises promptly following the Effective Date and, except as set forth below, Lessee shall at all times during the Lease Term operate its business on the Premises. Lessee may cease operation of business for a period not to exceed 90 days and may do so only once within any five-year period during the Lease Term. If Lessee does discontinue operation pursuant to this Section, Lessee shall (i) give written notice to Lessor 60 days prior to the day Lessee ceases operation,
(ii) provide adequate protection and maintenance of the Premises during any period of vacancy and (iii) pay all costs necessary to restore the Premises to their condition on the day operation of the business ceased at such time as the Premises is reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay monthly as the Base Annual Rental and the Annual Percentage Rental during any period in which Lessee discontinues operation an amount equal to the mean average of the sum of the Base Annual Rental and the Annual Percentage Rental for the same months in the two Lease Years immediately preceding such period.

         Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert the Premises to an alternative use during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld or delayed. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, and (ii) whether the converted use will materially increase Lessor's risks or decrease the value of the Premises.

         14. COVENANTS OF LESSEE; COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND ENCUMBRANCES. A. Lessee's use and occupation of the Premises, and the condition thereof, shall, at Lessee's sole cost and expense, comply in all material respects with (i) all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the state in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters, and (ii) all restrictions, covenants and encumbrances of record with respect to the Premises.

         B. Lessee will not permit any act or condition to exist on or about the Premises which will materially increase any insurance rate thereon, except when such acts are required or reasonable in the normal course of its business and Lessee shall pay for such increase.

         C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all material respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Premises. Lessee further agrees that any and all alterations made to the Premises during the Lease Term will comply with the requirements of the ADA. Lessee agrees that it will defend, indemnify and hold harmless Lessor and Lessor's shareholders, directors, officers, agents, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including reasonable attorneys' fees, caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

         D. Without limiting the generality of the other provisions of this Section, Lessee shall (i) comply with all Environmental Laws (as defined below) applicable to the operation or use of the Premises, (ii) cause all other persons occupying or using the Premises over whom Lessee has control or the ability to control, to comply with all such Environmental Laws, (iii) obtain and renew all governmental permits, licenses and authorizations required under any Environmental Law, and (iv) provide Lessor with prompt written notice of any actual release of a Hazardous Material other than De Minimis Amounts (as such term is defined below) on the Premises. Lessee covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials, other than De Minimis Amounts (as such term is defined below). In the event Lessee breaches any of the foregoing covenants, in addition to any and all other rights and remedies of Lessor, Lessor at its option may either (i) require Lessee to reasonably and as required by any applicable Environment Laws upon demand analyze, remove, abate and/or otherwise remedy all such Hazardous Materials using licensed contractors reasonably approved by Lessor or (ii) after reasonable notice to Lessee, perform or cause to be performed such analysis, removal, abatement and/or remedial work as required by any applicable Environment Laws for and at the sole expense of Lessee, except to the extent such matter was caused, by the gross negligence or wilful misconduct of Lessor. For purposes of this Section, (1) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, oil, petroleum products, pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous, toxic or hazardous chemical, material or substance in a quantity or at a level regulated by and defined as hazardous or as a pollutant or contaminant in, or the Use of or exposure to which is prohibited, limited, governed or regulated by, any Environmental Law; (2) the term "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms which (i) does not constitute a violation of any Environmental Law and (ii) is customarily employed in, or associated with, similar businesses located in the county in which the Premises is located, and
(3) the term "Environmental Laws" shall mean any federal, state, or local statute, law, rule, regulation, ordinance, code, policy or permit now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

         E. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, now or hereafter in effect and in each case, as amended, and any judicial order, consent, decree or judgment, applicable to Lessee where the failure to so comply might reasonably be expected to result in a Material Adverse Effect.

         F. Lessee intends for this Lease to be a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The term of this Lease, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises. The option to purchase provided for in this Lease may be exercised only by Lessee paying the greater of the fair market value of the Premises (as determined pursuant to Section 22) and the Minimum Purchase Price, which payment amount will not be nominal. Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease, and Lessee stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessee shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

         G. Lessee shall sublease the Premises to Sublessee pursuant to the Sublease. Lessee agrees to occupy and use (or cause Sublessee to occupy and use) the Premises solely for the operation of a Black-eyed Pea restaurant in accordance with the standards of operations then in effect which are imposed by Franchisor on its franchisees on a system-wide basis, and related ingress, egress and parking, and for no other purposes. Lessee's use of the Premises shall not violate any zoning or other governmental requirement applicable to the Premises. The Premises are and shall be suitable for a Black-eyed Pea restaurant in accordance with the standards of selection imposed by Franchisor on its franchisees on a system-wide basis. The Premises shall at all times comply in all material respects with all applicable statutes, regulations, rules, ordinances, including zoning ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, board or instrumentalities of the United States, the state in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the National Fire Protective Association and the Americans With Disabilities Act of 1990, where such failure to so comply might reasonably be expected to result in a Material Adverse Effect.

         15. CONDITION OF PREMISES; MAINTENANCE. Lessee has inspected, or had the opportunity to inspect, the Premises and hereby accepts the Premises "AS IS" and "WHERE IS" with no representation or warranty of Lessor as to the condition thereof. The Premises shall be kept in good, clean, sanitary and working condition; and Lessee shall at all times at its own expense (subject to the rights of Lessee to use any award, compensation or insurance proceeds paid in connection with any Taking or casualty as specifically provided in Subsection 19.D(2)) maintain, repair and replace, as necessary, the Premises, including all portions of the Premises.

         16. WASTE; ALTERATIONS AND IMPROVEMENTS. Lessee shall not commit actual or constructive waste upon the Premises. Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Premises in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, Lessee may undertake alterations to the Premises costing less than $50,000.00 without Lessor's consent. If Lessor consents to the making of any such alterations over $50,000.00, the same shall be made by Lessee at Lessee's sole expense by a licensed contractor and according to plans and specifications reasonably approved by Lessor and subject to such other conditions as Lessor shall reasonably require. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with a certificate of occupancy if applicable, and any other documents or information reasonably requested by Lessor. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the state where the Premises is located. Any addition to or alteration of the Premises shall be deemed a part of the Premises and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may reasonably require to evidence the ownership by Lessor of such addition or alteration. Lessee shall maintain the Premises free from mechanic's and materialman's liens relating to alterations or improvements made thereto.

         17. INDEMNIFICATION. Except for the gross negligence or willful misconduct of Lessor and Lessor's shareholders, directors, officers, agents, lenders, attorneys and employees, Lessee shall indemnify, protect, defend (with legal counsel reasonably acceptable to Lessor) and hold harmless Lessor and Lessor's shareholders, directors, officers, agents, lenders, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including Lessor's reasonable attorneys' fees, caused by, incurred or resulting from Lessee's operations of or relating in any manner to the Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this agreement by Lessee, its officers, employees, agents or other persons. It is expressly understood and agreed that Lessee's obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

         18. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have the right to the peaceful and quiet occupancy of the Premises.

         19. CONDEMNATION OR DESTRUCTION. A. In case of a taking of all or any part of the Premises or the commencement of any proceedings or negotiations which might result in a taking for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking and including copies of any documents or notices received in connection therewith.

         B. In case of a Taking of the whole of the Premises, other than for temporary use ("Total Taking"), this Lease shall terminate as of the date of such Total Taking and all rentals, sums of money and other charges provided to be paid by Lessee shall be apportioned and paid to the date of such Total Taking; provided, however, in the event of a Total Taking, if the net award or payment, after deducting all reasonable costs, fees and expenses incident to the collection thereof (the "Net Amount"), for such Total Taking is less than the Minimum Purchase Price, Lessee shall pay to Lessor within 10 days of Lessor's receipt of the Net Amount an amount equal to the difference between the Minimum Purchase Price and the Net Amount, if any. Total Taking shall include a taking of substantially all the Premises if, in the reasonable determination of Lessor, the remainder of the Premises is not useable and cannot be made useable for the purposes provided herein. Lessor shall be entitled to receive the entire award or payment in connection with any taking of the Premises, without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award or payment and agrees that Lessee shall not be entitled to any award or payment for the value of Lessee's leasehold interest in the Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Lessee's personal property, the interruption or loss of its business and moving expenses. Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such claim.

         C. In case of a temporary use of all or any part of the Premises by a Taking ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 16 above, promptly commence and complete the restoration of the Premises; provided, however, Lessee shall not be required to restore the

Premises if the term of this Lease shall expire prior to, or within one year after, the date of termination of the Temporary Taking, and in such event Lessor shall be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore the Premises at the expiration of such Temporary Taking.

         D. (1) In the event of a Taking of less than all of the Premises for other than a temporary use ("Partial Taking") or of damage or destruction to all or any part of the Premises, all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease by notifying Lessee within 60 days after Lessee gives Lessor notice of such damage or destruction or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease during which to elect to continue this Lease on the terms herein provided. If Lessee does not elect to continue this Lease or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease, then this Lease shall terminate as of the last day of the month during which such period expired. Lessee shall, no later than ten (10) days after such termination, vacate and surrender the Premises, all obligations of either party hereunder shall cease as of the date of termination (provided, however, Lessee's obligations to Lessor under Section 17 and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third-party) accruing under this Lease prior to the date Lessee vacates the Premises shall survive such termination) and Lessor may retain all such awards, compensation or damages. If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such partial condemnation, damage or destruction as approved by Lessor.

         (2) Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor, upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 16 above in connection with the restoration. Lessor shall be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration (the "Excess Amount") and this Lease shall be amended pursuant to an amendment to be entered into between Lessor and Lessee in order to (A) reduce the Minimum Purchase Price then in effect by an amount equal to the Excess Amount, and (B) recompute the Base Annual Rental then in effect to an amount equal to the Minimum Purchase Price in effect after making the adjustment described in (A) above multiplied by the Rental Factor in effect as of the date such Excess Amount is paid to Lessor. Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages.

         E. Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter Lessee shall be in default under this Lease and such default shall be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under this Lease.

         20. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable notice, to enter the Premises or any part thereof and inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry except to the extent such matter was caused by the gross negligence or wilful misconduct of Lessor. Lessee shall obtain and maintain at all times such books, records and accounts as are reasonably necessary to establish Lessee's Gross Sales arising from business conducted on the Premises for the fiscal year ending April 5, 1996. Lessee shall keep full, complete and appropriate books of account and records of Lessee's Gross Sales and business relating to the Premises in accordance with generally accepted accounting principles consistently applied. The books and records of Lessee shall at all times be open for inspection during reasonable business hours by Lessor, its auditors or other authorized representatives and shall show Lessee's Gross Sales arising from business conducted on the Premises, claimed exclusions therefrom, inventories and receipts of merchandise at the Premises. Daily receipts from all sales and other transactions on or from the Premises, shall be recorded at the time of sale and in the presence of the customer and shall be recorded in a point of sale system with a cumulative total. Lessee further agrees to keep on the Premises or at its principal office for at least two (2) years following the end of each Lease Year all records with respect to the gross income, sales and occupancy tax returns with respect to such Lease Year and all pertinent original sales records sufficient to allow an independent auditor to perform a thorough and complete audit thereon. At its option, Lessor may at any time upon five days' prior notice to Lessee, cause a complete audit (including a physical inventory) to be made by an auditor selected by Lessor of the entire records and operations of Lessee relating to the Premises for the period covered by any statement issued or required to be issued by Lessee. Lessee shall make available for Lessor's auditor at Lessee's address for notices within five days following Lessor's notice requiring such audit, all of the books, pertinent sales records and income, sales and occupancy tax reports of Lessee which such auditor deems necessary or desirable for the purpose of making an audit. If an audit or examination by Lessor of Lessee's records of Lessee's Gross Sales arising from business conducted on the Premises and Annual Percentage Rental computation discloses that Annual Percentage Rental has been underpaid, Lessee shall immediately pay Lessor all delinquent Annual Percentage Rental, together with interest thereon at the rate set forth in Section 12 above. If any statement of Lessee's Gross Sales previously made by Lessee shall be found to be more than 10% less than the amount of Lessee's Gross Sales arising from business conducted on the Premises, as shown by such audit, Lessee shall immediately pay the cost of such audit; otherwise the cost of such audit shall be paid by Lessor. A second occurrence of an audit which shall disclose an understatement of such Lessee's Gross Sales of 10% or more for any Lease Year during the Lease Term shall automatically, without notice to Lessee, constitute a default under this Lease, and shall entitle Lessor to exercise any and all remedies set forth in Section 23 of this Lease.

         21. FINANCIAL COVENANTS. A. At all times during the Lease Term, and any extension thereof, Lessee shall maintain a Fixed Charge Coverage Ratio equal to or greater than 1.25:1. The failure of Lessee to so maintain such Fixed Charge Coverage Ratio shall constitute a breach and default by Lessee under this Lease.

         B. At all times during the Lease Term, and any extension thereof, Lessee shall maintain a net worth of not less than $15,000,000.00. For purposes of this Subsection, net worth shall mean the book value of Lessee's shareholder's equity, as determined in accordance with generally accepted accounting principles, consistently applied from period to period.

         22. OPTION TO PURCHASE PREMISES. Lessee shall have the option during the 90 days immediately preceding the tenth, fifteenth and twentieth anniversaries of this Lease and during the 90-day period immediately preceding the end of the first and second optional extension terms set forth in Section 27 of this Lease (as applicable, the "Window"), to give Lessor notice (the "Option Notice") of Lessee's election to purchase the Premises for the greater of (i) its fair market value (which fair market value shall be determined in the manner set forth below) or (ii) the then current Minimum Purchase Price. The closing of such purchase must occur during the first 90 days (the "Purchase Period") following the end of the applicable Window if such appraisal has been received and, if not, a day for day extension will be allowed until the appraisal is received. Within 90 days of Lessor's receipt of the Option Notice, Lessor shall, at Lessee's sole expense, retain an independent MAI appraiser to prepare an appraisal of the fair market value of the Premises including any additions or renovations thereto. In determining the fair market value of the Premises, the appraiser shall utilize the cost, income and sales comparison approaches to value. In utilizing the income approach, the appraiser shall determine the "leased fee" value of the Premises, which shall be arrived at by considering (i) the income that would be produced by this Lease through the end of the fully extended Lease Term (including, without limitation, income that could be reasonably expected to be produced from the payment of Annual Percentage Rental), and (ii) any other factors relating to such approach which the appraiser shall deem relevant in his reasonable discretion. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then the first appraisal shall become null and void and Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Premises, and Lessee shall select one such appraiser. Within 60 days of such selection, Lessor shall retain such appraiser to prepare an appraisal of the Premises in the same manner described above. Within 20 days after the results of that appraisal have been delivered to Lessee, Lessee shall notify Lessor of its election to exercise this option to purchase the Premises for the price set forth in such appraisal. If such notice of exercise is not received by Lessor within such 20-day period, the option for such time period shall lapse and this Lease shall remain in full force and effect.

         Upon exercise of this option, Lessor and Lessee shall open an escrow account with a recognized title insurance or trust company selected by Lessor. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent herewith. At or before the close of escrow, Lessor shall deliver to the escrow agent its special warranty deed conveying to Lessee all of Lessor's right, title and interest in the Premises free and clear of all liens and encumbrances except liens for taxes and assessments and easements, covenants and restrictions of record which were attached to the Premises as of the date hereof, attached during the Lease Term through Lessee's action or inaction, as the case may be, have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, have been approved by Lessee. In the event Lessor is unable to convey title as required, Lessee shall have the right to accept such title as Lessor can convey or elect not to consummate its exercise of the option, in which case the option for such time period shall lapse and this Lease shall remain in full force and effect; provided, however, that Lessor shall remove any monetary lien or encumbrance against the Premises created by Lessor. Both Lessor and Lessee agree to execute a purchase agreement, escrow instructions and such other instruments as may be necessary or appropriate to consummate the sale of the Premises in the manner herein provided. All cost of exercise of the option, including, but not limited to, escrow fees, title insurance fees, recording costs or fees, reasonable attorneys' fees (including those of Lessor), appraisal fees, stamp taxes and transfer fees shall be borne by Lessee. Lessee shall continue to pay and perform all of its obligations under this Lease until the close of escrow which in no event shall occur after the date of the expiration of the Lease Term or the expiration of any extension thereof. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such person or entity as Lessor may direct at closing in immediately available funds. Lessee shall not have the right to exercise this option or consummate the exercise thereof if at the time of exercise or consummation Lessee shall be in default of any of the terms and conditions of this Lease or if any condition shall exist which upon the giving of notice or the passage of time, or both, would constitute a default by Lessee under this Lease.

         The failure of Lessee to consummate the purchase of the Premises as contemplated herein shall not release Lessee from its obligations under this Lease and the Lease shall remain in full force and effect until the expiration of the Lease Term or applicable extension period. In the event Lessor fails to perform its duties and obligations under this Section within thirty (30) days after receiving notice from Lessee to so perform, and provided Lessee shall have performed its duties and obligations hereunder, Lessee shall be entitled to exercise any remedies available to Lessee at law or in equity against Lessor arising out of Lessor's failure to so perform, including the right to seek specific performance of Lessor's obligations under this Section. The escrow shall close within the Purchase Period, or Lessor, at its option, may terminate Lessee's option to purchase the Premises during such time period. The closing date may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligation hereunder.

         Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee's entire interest herein and then only to the assignee thereof. Any attempted assignment of this option which is contrary to the terms of this paragraph shall be deemed to be a default under this Lease and the option granted herein shall be void. Notwithstanding the foregoing, Lessee shall have the right to designate the person or entity to whom title to the Premises will be transferred pursuant to Lessor's special warranty deed.

         23. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be deemed a material breach of this Lease and a default by Lessee:

                  (i) If any material representation or warranty of Lessee herein was false when made or if Lessee renders to Lessor any materially false statement or account;

                  (ii) If any rent or other monetary sum due hereunder is not paid within 10 calendar days after the date when due;

                  (iii) If Lessee becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either a petition under the Code or an Action (or if involuntary, such petition is not dismissed with 120 days thereafter, or is not generally paying its debts as the same become due;

                  (iv) If Lessee vacates or abandons the Premises;

                  (v) If Lessee fails to observe or perform any of the covenants, conditions, or obligations of this Lease;

                  (vi) If any breach or default under any of the Other Agreements is not cured after the giving of any notice required to be given thereunder and the expiration of any applicable cure period; or

                  (vii) Any attempt by Lessee to revoke the powers of attorney created under this Lease or the Memorandum of Lease.

         B. If any default occurs pursuant to subsection A.(ii) above, then such event shall not constitute a default hereunder and Lessor shall not be entitled to exercise its remedies set forth in subsection D. below unless and until Lessor shall have given Lessee notice thereof and a period of 10 calendar days from the delivery of such notice shall have elapsed without such default being cured.

         C. If any such breach or default does not involve the payment of any rent or other monetary sum, does not place any material rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to cure within 30 days after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such event shall not constitute a default hereunder, except as set forth in Section 20, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such event, upon failure of which a default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such nonmonetary breach or default cannot reasonably be cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such breach or default, then the event giving rise to such default shall not constitute a default hereunder unless and until a reasonable period of time (not to exceed 90 days after Lessor's notice to Lessee described above in this subsection C.) shall have elapsed without such default being cured.

         D. As a material inducement to Lessor executing this Lease, in the event of any breach or default, and with or without any notice or demand, except the notice prior to default required under certain circumstances by subsections B and C above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                  (i) To terminate this Lease, whereupon Lessee's right to possession of the Premises shall cease and this Lease, except as to Lessee's liability, shall be terminated;

                  (ii) To reenter and take possession of the Premises, any or all personal property or fixtures of Lessee upon the Premises and, to the extent permissible, all permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action except for any gross negligence or wilful misconduct of Lessor. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Premises to Lessor, deliver to Lessor or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of the Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice;

                  (iii) To seize all personal property or fixtures upon the Premises which Lessee owns or in which it has an interest, in which Lessor shall have a landlord's lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action, except for any gross negligence or wilful misconduct of Lessor;

                  (iv) To bring an action against Lessee (whether or not Lessor elects to exercise its other rights and remedies hereunder) for any damages or losses sustained by Lessor or any equitable relief available to Lessor, including, without limitation, the right to bring an action against Lessee for losses incurred due to a breach or default of any of Lessee's representations, warranties or covenants hereunder;

                  (v) To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as Lessor, in its reasonable discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor, may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice;

                  (vi) To accelerate and recover from Lessee all rent and other monetary sums due and owing and scheduled to become due and owing under the Lease both before and after the date of such breach for the entire original scheduled term of this Lease taking into account the present value thereof based upon a discount rate as may be determined to be reasonable by a court of competent jurisdiction, provided that Lessor agrees to use good faith efforts to mitigate Lessor's damages hereunder.

                  (vii) To recover from Lessee all costs and expenses, including reasonable attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced;

                  (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all reasonable costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the then existing maximum legal rate, but not higher than 15% per annum, shall be deemed to be additional rent hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein;

                  (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder; and/or

                  (x) To enforce, and Lessee does hereby consent to such enforcement, notwithstanding the laws of the State to the contrary, all of Lessor's self-help remedies available at law or in equity without Lessor resorting to any legal or judicial process, procedure or action.

         24. MORTGAGE, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Lessor's interest in this Lease and/or the Premises shall not be subordinate to any encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Premises free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE'S LEASEHOLD INTEREST THEREIN (EXCEPT THAT LESSEE MAY ENCUMBER LESSEE'S LEASEHOLD INTEREST HEREUNDER IN FAVOR OF BANQUE PARIBAS, AS AGENT, PROVIDED LESSOR SHALL HAVE APPROVED THE FORM OF LEASEHOLD MORTGAGE, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED), AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S FEE OWNERSHIP OF THE PREMISES.

         This Lease at all times shall automatically be subordinate to the lien of any and all mortgages and trust deeds now or hereafter placed upon the Premises by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such mortgages or trust deeds as shall reasonably be desired by Lessor, or any present or proposed mortgagees or trustees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Premises under the terms of this Lease, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as Lessee is not in default under any of the covenants, conditions and agreements contained in this Lease.

         If any mortgagee or trustee elects to have this Lease and the interest of Lessee hereunder be superior to any such interest or right and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such mortgage or trust deed, whether this Lease was executed before or after such mortgage or trust deed and in that event such mortgagee or trustee shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of the mortgage or trust deed and has been assigned to such mortgagee or trustee.

         Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes, and in the event Lessee fails so to do within 10 days after demand, Lessee does hereby make, constitute and irrevocably appoint Lessor as its agent and attorney-in-fact and in its name, place and stead so to do, which appointment shall be deemed coupled with an interest.

         In the event any collateral assignee or purchaser at a foreclosure sale acquires title to the Premises pursuant to the exercise of any remedy provided for in the collateral assignment, mortgage or trust deed or otherwise, Lessee shall attorn to such purchaser and recognize such purchaser as Lessor under this Lease, which shall continue in full force and effect as a direct lease between such purchaser and Lessee. The foregoing provision shall be self operative and effective without the execution of any further instruments.

         Lessee shall give written notice to any lender of Lessor having a recorded lien upon the Premises or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may reasonably request.

         25. ESTOPPEL CERTIFICATE. A. At any time, and from time to time, Lessee agrees, promptly and in no event later than 10 days after a request from Lessor, to execute, acknowledge and deliver to Lessor or any present or proposed mortgagee or purchaser designated by Lessor a certificate in the form supplied by Lessor, certifying: (i) that Lessee has accepted the Premises (or, if Lessee has not done so, that Lessee has not accepted the Premises, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term and the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessee; and (viii) any other information reasonably requested by Lessor, or its present or proposed purchaser or mortgagee.

         B. Lessor agrees, promptly and in no event later than 10 days after a request from Lessee, to execute, acknowledge and deliver to, or as directed by, Lessee a certificate certifying: (i) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (ii) the commencement and expiration dates of the Lease Term and the terms of any extension options of Lessee; (iii) the date to which the rentals have been paid under this Lease and the amount thereof then payable;
(iv) whether Lessor has notified Lessee of any existing defaults by Lessee in the performance of its obligations under this Lease, and, if so, a description of the nature of such default; (v) that no notice has been received by Lessor of any default under this Lease by Lessor that has not been cured, or, if such default has not been cured, a description of the nature of such uncured default;
(vi) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Lessor; and (vii) any other information reasonably requested by Lessee, or its present or proposed mortgagee.

         26. ASSIGNMENT. Lessor shall have the right to sell or convey the Premises subject to this Lease or to assign its right, title and interest as Lessor under this Lease in whole or in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

         A major consideration for Lessor's execution of this Lease is Lessor's anticipation of receiving substantial percentage rentals from Lessee's contemplated use of the Premises. Furthermore, Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Premises in entering into this Lease. Lessee shall not, without the consent of Lessor, which consent shall not be unreasonably withheld or delayed (i) assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise except to Banque Paribas, as agent, pursuant to documents reasonably acceptable to Lessor or (ii) sublet all or any part of the Premises, except that Lessee shall have the right to sublet the Premises to Sublessee pursuant to the Sublease. It is expressly agreed that Lessor may reasonably withhold or condition such consent based upon such matters as Lessor may in its discretion reasonably determine, including, without limitation, the experience and creditworthiness of the assignee, the assumption by the assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to such assignee of all necessary licenses and franchises to continue operating the Premises for the purposes herein provided, receipt of such representations and warranties from such assignee as Lessor may reasonably request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. Prior to the time of any such assignment, Franchisor and Lessee's assignee, as franchisee, shall have entered into a franchise, license and/or area development agreement approving such assignee as franchisee and permitting such assignee to operate a Black-eyed Pea restaurant on and at the Premises and will have a term that will not expire prior to the expiration of the initial term of this Lease without taking into consideration any extension periods hereunder (called the "Franchise Agreement"), provided that the foregoing covenant relative to entering into the Franchise Agreement shall not pertain to any assignee which is a partnership, corporation, limited liability company or other entity which is wholly owned, directly or indirectly by Lessee. Lessee shall provide Lessor with a copy of such executed Franchise Agreement. At the time of any such assignment which is approved by Lessor (i) the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement, (ii) assignee shall create the powers of attorney in favor of Lessor, as agent, in form substantially similar to the powers of attorney contained in the Memorandum of Lease, (iii) Franchisor shall provide Lessor with a Franchisor's certification (in form reasonably acceptable to Lessor) as to the validity of the Franchise Agreement between Franchisor and such assignee and agreeing to provide Lessor with a copy of any "notice of default and demand to cure" letters sent to such assignee, as franchisee, and to notify Lessor of the intent of Franchisor, or of the assignee, as the franchisee (of which Franchisor may have knowledge) to cancel or terminate the Franchise Agreement and the effective date of such intended cancellation or termination. No such assignment or subletting shall relieve Lessee of its obligations respecting this Lease. Any purported transfer, conveyance, pledge or mortgage in violation of this paragraph shall be voidable at the sole option of Lessor.

         27. OPTION TO EXTEND. Lessee, provided it is not in default hereunder at the time of exercise or at the expiration of the Lease Term or, if applicable, the first extension of the Lease

Term, shall have the option to continue this Lease in effect for up to two additional successive periods of five years each in accordance with the terms and provisions of this Lease then in effect, except for the following:

                  A. In the event the annual fair market rental value of the Premises (to be determined as set forth below) is greater than the Base Annual Rental then in effect, then the annual fair market rental value of the Premises shall be substituted for the Base Annual Rental and all other provisions shall remain the same; or

                  B. In the event the annual fair market rental value of the Premises is less than the Base Annual Rental then in effect, then the provisions of this Lease shall remain the same.

         Lessee shall exercise such extension option by giving notice to Lessor of Lessee's intention to do so not more than 270 days or less than 210 days prior to the expiration of the Lease Term or the first extension of the Lease Term and upon receipt of such notice Lessor shall within 90 days, at Lessee's expense, cause an appraisal of the fair market rental value of the Premises to be made by an independent MAI appraiser. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Premises, and Lessee shall select one such appraiser. Within 60 days of such selection an appraisal shall be made of the Premises by that appraiser and within 20 days after the results of that appraisal shall have been delivered to Lessee, Lessee shall notify Lessor of Lessee's election to exercise its option to extend this Lease and shall pay the rental so established above which shall be absolutely net to Lessor as provided in Section 7 hereof. If such notice of exercise is not received by Lessor within the 20-day period then this Lease shall terminate on the last day of the Lease Term or, if applicable, the last day of the first extension of the Lease Term. If Lessee shall have assigned (pursuant to Section 26, with Lessor's consent) its interest in this Lease, the option to extend granted under this Section may only be exercised by such assignee, as Lessee, if the term of the Franchise Agreement (defined in Section 26) relative to the Premises is extended for a period of time not less than the applicable Lease extension period under this Section.

         28. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                If to Lessee:     Mr. William J. Howard
                                  DenAmerica Corp.
                                  7373 North Scottsdale Road
                                  Scottsdale, Arizona 85253
                                  Telephone: (602) 483-7055
                                  Telecopy:  (602) 483-9592

                With a copy to:   Jeffrey H. Verbin, Esq.
                                  O'Connor Cavanagh
                                  One East Camelback Road
                                  Suite 1100
                                  Phoenix, Arizona 85012
                                  Telephone: (602) 263-2728
                                  Telecopy:  (602) 263-2900

                If to Lessor:     Dennis L. Ruben, Esq.
                                  Senior Vice President and General Counsel
                                  FFCA Acquisition Corporation
                                  The Perimeter Center
                                  17207 North Perimeter Drive
                                  Scottsdale, AZ  85255
                                  Telephone: (602) 585-4500
                                  Telecopy:  (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

         29. HOLDING OVER. If Lessee remains in possession of the Premises after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased to one-hundred and twenty-five percent (125%) of the Base Monthly Rental then in effect, and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold Lessor harmless from and against any and all claims, losses and liabilities for damages resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

         30. LANDLORD'S LIEN/SECURITY INTEREST. Lessee agrees that Lessor shall have a landlord's lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all personal property, appliances, furniture, fixtures and equipment (collectively, the "Equipment") owned by Lessee from time to time situated on the Premises, which lien and security interest shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee further agrees to execute and deliver to Lessor from time to time such financing statements and other documents as Lessor may then deem appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, in the event of any default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code ("UCC") then in effect in the State in which the Premises is located. If Lessee shall fail for any reason to execute any such financing statement or document within 10 days after Lessor's request therefor, Lessor shall have the right to execute the same as attorney-in-fact of Lessee, coupled with an interest, for, and on behalf, and in the name of Lessee. Lessee covenants to promptly notify Lessor of any changes in Lessee's name and/or organizational structure which may necessitate the execution and filing of additional financing statements (provided, however, the foregoing shall not be construed as Lessor's consent to such changes). Notwithstanding the foregoing, Lessor agrees that upon Lessee's request, Lessor will without charge subordinate its landlord's lien and security interest in any Equipment owned by Lessee to the purchase money security interest of any unaffiliated lender or seller. Lessee shall have the right to grant to Banque Paribas, as agent, a UCC security interest in the Equipment owned by Lessee so long as the UCC security interest in favor of Banque Paribas, as agent, is, and shall at all times be, junior and subordinate to the landlord's lien and first-priority UCC security interest of Lessor granted pursuant to this Section 30.

         31. REMOVAL OF LESSEE'S PROPERTY. At the expiration or termination of the term of this Lease, and if Lessee is not then in default pursuant to Section 23 hereof, Lessee may remove from the Premises all personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave the Premises broom clean and in good and working condition and repair inside and out, ordinary wear and tear excepted. Any property of Lessee left on the Premises on the tenth day following the expiration of the Lease Term shall automatically and immediately become the property of Lessor.

         32. FINANCIAL STATEMENTS. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor (i) complete financial statements of Lessee, including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; (ii) income statements for the business at the Premises; and (iii) such financial and other information as is necessary to compute, and determine compliance with, the Fixed Charge Coverage Ratio requirement and net worth provisions of Section 21. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Lessee (or the Treasurer or other appropriate officer of Lessee). Lessee understands that Lessor is relying upon such financial statements and Lessee represents that such reliance is reasonable. In the event that Lessee's property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses pertaining to the Premises with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of Lessee which may be prepared, as soon as they are available.

         33. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease.

         34. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

         35. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

         36. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

         37. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

         38. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

         39. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

         40. CHARACTERIZATION. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. Neither the provision set forth herein for the computation of the Annual Percentage Rental, nor any one or more of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

         B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

         41. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) Lessee's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (ii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or the Lease being rejected within such 60 day period and the Premises surrendered to Lessor.

         Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

                  (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

                  (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

                  (iii) Any extension of the time period within which the Lessee may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Lessor;

                  (iv) Any time period designated as the period within which the Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Lessor;

                  (v) Any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

                  (vi) Any proposed assignment of the Lease to an assignee: (a) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Lessee as of the Effective Date, or (b) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of the original guarantors, if any, of the Lease as of the Effective Date, shall be harmful and prejudicial to Lessor;

                  (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Lessor immediately without the necessity of any further action by Lessor.

         B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Premises as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

         C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

         D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

         42. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Premises.

         43. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

         44. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Lease to Lessor's attorneys' fees and/or costs shall mean the fees and costs of independent counsel retained by Lessor with respect to the matter.

         45. ENTIRE AGREEMENT. This Lease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected level of Lessee's Gross Sales from the Premises or the projected profitability of the business to be conducted on the Premises. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Premises.

         46. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was substantially negotiated in the State of Arizona, the executed Lease was delivered in the State of Arizona, all payments under the Lease will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor and Lessee with respect to the Premises, as provided herein and by the laws of the state in which the Premises is located, shall be governed by and construed in accordance with the internal laws of the state in which the Premises is located without regard to principles of conflict of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona. Nothing contained in this Section shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

         47. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

         48. MEMORANDUM OF LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessor's standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Premises, the Lease Term, and the terms of any options to extend the Lease Term, or purchase the Premises, but omitting rent and such other terms of this Lease as Lessor may not desire to disclose to the public.

         49. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Premises. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

         50. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY

WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR, EACH TO THE OTHER, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EACH PARTY OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                                       LESSOR:

                                       FFCA ACQUISITION CORPORATION, a
                                       Delaware corporation

                                       By______________________________________
                                       Printed Name:  Stephen Y. Schwanz
                                       Its:                Vice President
                                                           Corporate Finance

                                            LESSEE:

Lessee's Tax Identification Number:         DENAMERICA CORP., a Georgia
         58-1861457                         corporation

ATTEST:

By _________________________________        By _________________________________
Printed Name________________________        Printed Name:  Todd S. Brown
Its_________________________________        Its:       Vice President



                                     Witness

     In accordance with the requirements of Arizona Revised Statutes Section 14-5503, the undersigned has executed this Lease solely for the purpose of witnessing the grant of the powers of attorney by Lessee to Lessor, as described in this Lease.

                                                     ___________________________
                                                     Printed Name of Witness

STATE OF ARIZONA           ]
                           ] SS.
COUNTY OF MARICOPA         ]

         The foregoing instrument was acknowledged before me on July ___, 1996, by Todd S. Brown, the Vice President of DenAmerica Corp., a Georgia corporation, on behalf of the corporation.

                                                              _________________
                                                              Notary Public

My Commission Expires:

______________________________

STATE OF ARIZONA           ]
                           ] SS.
COUNTY OF MARICOPA         ]

         The foregoing instrument was acknowledged before me on July ____, 1996, by Stephen Y. Schwanz, Vice President Corporate Finance of FFCA Acquisition Corporation, a Delaware corporation, on behalf of the corporation.

                                                              _________________
                                                              Notary Public

My Commission Expires:

______________________________